Exhibit 3.24

CT-07
F0005030002
246
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BROADVIEW NETWORKS, INC.
Under Section 805 of the Business Corporation Law
     The undersigned, Vern M. Kennedy, President and Terrence J. Anderson, Secretary of BROADVIEW NETWORKS, INC., a New York corporation (the “Corporation”) on hereby certify as follows:
FIRST: The name of the corporation (the “Corporation”) is BROADVIEW NETWORKS, INC. The name under which the Corporation was formed is Briar Joy Development Corporation.
SECOND: The Certificate of Incorporation of the Corporation (the “Certificate of incorporation”) was originally filed in the Office of the Secretary of State of the State of New York on June 5, 1991.
THIRD: Paragraph 7 of the Certificate of Incorporation relating to purpose for which the Corporation is organized is changed to read as follows:
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the business corporation law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department board, agency, or other body without such consent or approval first being obtained.
FOURTH: Paragraph 3 of the Certificate of Incorporation is hereby amended to decrease the current 2,500,000 shares of common stock at par value of $0.10 of which 1,839,856 shares are presently issued and outstanding and 660,144 shares are unissued to 1,000 shares of common stock at a par value of $0.01 of which 1,000 are issued. There will be no unissued shares of common stock.
     The rate of change of the issued is 1:1,839,856.
(Illegible) The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000), all of which are of a par value of $.01 each, and all of which are of the same class.
FIFTH: Paragraph 4 of the Certificate of Incorporation relating to the principal office of the corporation is hereby changed to read as follows
          The office of the Corporation is to be located in New York County, State of New York.
SIXTH: Paragraph 5 of the Certificate of Incorporation relating to designation of an agent for the service of process is hereby changed to read as follows
The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the secretary of state shall mail a copy of any process against it served upon him is Broadview Networks Holdings, Inc. 45(Illegible) Square, Ste 502, Long Island City, New York, 11101, Attn. President
     (Illegible)

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SEVENTH: Paragraph 6 of the Certificate of Incorporation relating to director liability is hereby changed to read as follows:
No director shall be personally liable to the Corporation its shareholders in his capacity as a director to any person or entity (including the Corporation) for damages for any breach of any duty, except that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to such director establishes that (i) such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or (Illegible) that such director’s act violated Section (Illegible) of the BCL (Illegible) the acts or omissions complained or occurred prior to the date of filing of this Certificate of Incorporation. If the BCL is amended changed or modified to authorize corporate action for (Illegible) eliminating or limiting the personal liability of directors to the Corporation, its shareholders or third parties, then the liability of a director of the Corporation shall be eliminated or limited to the rules extent permitted by the BCL, as so amended changed or modified (Illegible) amendment or modification of the provisions of this paragraph by the shareholders of the Corporation shall not adversely effect any right or protection of a director of the Corporation relating to claims arising in (Illegible), events with took place prior to the date of such (Illegible) amendment or modification.
EIGHTH: Paragraph (Illegible) to (Illegible) by Article 7 of the BCL is hereby deleted and replaced work.
The Corporation is to have perpetual existence.
NINTH: The following amendments were (Illegible) vote of the Board of Directors of the Corporation followed by the vote of the sole holder of its capital stock.
     IN WITNESS WHEREOF, the undersigned (Illegible) hereunto (Illegible) and (Illegible) the statements contained thereto are true and correct and that this Certificate of Amendment is the act and deed of the Corporation as of the 3rd day of May, 2000.

By:	Vern M. Kennedy
	Name:	Vern M. Kennedy
	Title:	President

By:	Terrence J. Anderson
	Name:	Terrence J. Anderson
	Title:	Secretary

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F000503000 246

CERTIFICATE OF AMENDMENT AND RESTATEMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BROADVIEW NETWORKS, INC.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
Mayer Brown & Platt
1675 Broadway
New York, NY 10019

STATE OF NEW YORK DEPARTMENT OF STATE FILED (Illegible) (Illegible)
TAX$	NO TAX

BY:	(Illegible)

/s/ St. Lawrence

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